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EXHIBIT 10.95(h)(2)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT.

FASTVOICE.COM

Senior Secured Convertible Promissory Note

$72,000.00	Date: January 11, 2001 Seattle, WA

    FASTVOICE.COM, INC., a corporation organized and existing under the laws of the State of Washington (the "Company" or "Maker") for value received, hereby promises to pay to Choice Entertainment Corp or its assigns ("Holder"), on the earlier to occur of July 1, 2001 (the "Maturity Date") or a Liquidating Event (unless earlier exchanged as provided herein), the principal amount of Seventy Two Thousand ($72,000.00) with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at a rate equal to eleven percent (11%) per annum from the date hereof, and with interest continuing to accrue on any overdue principal, at the aforesaid rate until the entire outstanding principal amount and all accrued but unpaid interest is paid in full. Unless exchanged and converted, as provided below, all payments due hereunder shall be made in lawful money of the United States of America in cash, check or wire transfer at the address of the holder set forth on the last page hereof or such other address as the holder may designate in writing to the Company. This Note is one of a series of promissory notes, which in the aggregate equal up to $1,500,000, to be delivered by the Company between the date hereof and January 5, 2001 (the "Bridge Loans"), and which Bridge Loans shall each be evidenced by a promissory note having similar terms and conditions.

1.
Exchange.

(a)
Upon the consummation of an offering and sale by the Company (the "offering") of shares of either Series A Preferred Stock or Common Stock, as appropriate, or of such other securities of the Company which are convertible into or exchangeable for shares of Series A Preferred Stock or Common Stock (the "Offering Securities"), the Company shall exchange the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, in consideration for the issuance to the Holder of a number of duly authorized, fully paid and non-assessable shares of the Offering Securities equal to (i) such outstanding principal amount plus accrued but unpaid interest thereof, divided by (ii) 0.8 times the lowest price per share for which shares of the Offering Securities (the "Exchange Price") in the Offering.

(b)
In connection with any exchange hereunder, this Note shall be surrendered to the Company at the Company's principal place of business and a stock certificate representing shares of the Offering Securities shall be issued as promptly as practicable to the Holder of this Note.

2.
Liquidating Event.  If a Liquidating Event occurs prior to the consummation of the Offering, then the entire outstanding principal amount and all accrued but unpaid interest under this Note, at the election of the Holder, shall, prior to the consummation of such Liquidating Event, (i) be paid in full or (ii) converted into that number of shares of the Maker's common stock which is equal to (a) the entire outstanding principal amount and all accrued but unpaid interest under this Note, times (b) either (x) the Exchange Price based upon the actual price of any securities sold, if any, in the Liquidating Event or (y) if there is a sale or transfer of the Maker's assets, the implied Exchange Price based upon the implied valuation of the Maker's Common Stock relative to the value of such sale or transfer as such sale or transfer relates to the overall value of the Company. A "Liquidating Event" shall mean (i) a merger or consolidation of the Company, (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company, (iii) the effectuation by the Company of a transaction or series of related transactions in which more than 25% of the voting stock of the Company is transferred to any third party, or (iv) a dissolution or winding up of the Company.

3.
Extension.

(a)
If the Maker has not exchanged the entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, on the Maturity Date and for so long as there is no Event of Default or Liquidation Event the Maker may, at its option and by written notice, extend the Maturity Date to July 31, 2001; provided, however, that the multiplier in the Exchange Price, referenced in paragraph 1(a) above, shall be, and hereby is deemed to be without the execution of any additional instruments by Maker, amended to be ".72" for all purposes under this Note (the "Amended Exchange Price").

(b)
In the event the notice, required under paragraph 3(a), is not given to Holder at least five business days before the Maturity Date and Maker fails to repay this Note in accordance with the terms hereof, the Note shall be considered to be in default pursuant to paragraph 4(a) below.

4.
Event of Default.

(a)
Upon the occurrence of any of the following events (each, an "Event of Default"):

(i)
the Maker shall fail to pay any principal, interest or other amount payable in respect of this Note on the date due and otherwise in accordance with the terms hereof; or

(ii)
the Maker shall default in the observance or performance of any covenant contained in this Note and that default shall continue unremedied for a period of five days following notice given by the Holder; or

(iii)
the Maker shall file a petition or commence a proceeding under any bankruptcy, insolvency or similar law of any state or any subdivision thereof or any other nation, state or political entity (whether such petition or proceeding is for relief from debts or for the appointment or authorization of a receiver, trustee, liquidator, custodian or conservator of the Maker or of the whole or substantially all of its property or any other purposes), or there is filed against the Maker any such petition or commenced against the Maker any such proceeding, and any such petition or proceeding filed or commenced against the Maker remains undismissed for a period of 60 days, or if the Maker by any act consents to, approves of or expressly acquiesces in any such petition or proceeding; the Maker shall seek relief under any such law; or the Maker shall make an assignment for the benefit of creditors; or a court of competent jurisdiction shall enter an order, judgment or decree, or enter an order for relief against the Maker in any case commenced under any such law;

then, at any time thereafter during the continuance of any Event of Default the Holder may, by written notice to the Maker, declare this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. The remedies provided herein shall be in addition to any other rememdy available to the Holder under this Note or under applicable law, or otherwise.

  (b)
  In addition to the remedies provided herein, if an Event of Default occurs pursuant to paragraph 4(a)(i) or (ii) above then Holder may, with the consent of Zikha Venture Partners

    L.P. ("ZVP") (which consent shall be required only for so long as ZVP has outstanding any unpaid principal and interest under any of ZVP's Bridge Loans), without waiving any of Holder's right or remedies hereunder or otherwise provided by law, (i) require the Maker to effect a Liquidating Event and (ii) exercise its rights under paragraph 2 hereof; provided, however, that in such an event the formula for calculating the conversion rate for the number of Maker's Common Stock shall utilize the Amended Exchange Price, rather than the Exchange Price.

5.
No Prepayment.  This Note may not be prepaid in whole or in part without the consent of the Holder. Any such prepayment shall first be applied against interest accrued hereunder to the date of payment.

6.
Covenant of No Additional Debt.  The Maker covenants and agrees that without Hold's written consent which will not be unreasonably withheld, Maker will not incur or suffer to exist any Debt, other than trade debt incurred in the ordinary course of business and consistent with the past practices or Debt presently recognized on the Company's books and records and except for the Bridge Loans. For puposes hereof, "Debt" shall mean any indebtedness, contigent or otherwise, of the Company, including without limitation, (i) indebtedness evidenced by guarantees or in effect guarantees by the Company of Debt of any other third-party, (ii) indebtedness evidenced by notes, debentures, bonds or similar instruments of letters of credit, (iii) indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest therin and obligations of the Company under any agreement to lease, or lease of, any real or personal property in each case which, in accordance with generally accepted accounting principles then in effect, appears as a liability upon a balance sheet of the Company, and (iv) obligations of the Company under interest rate swaps, caps, collars, calls and similar arrangements, and foreign currency hedges entered into in respect of any indebtedness or obligations.

7.
Security Interest.  At the request of the Holder, the Maker shall, at its own cost and expense, secure its obligations to the Holder hereunder and to each holder of a promissory note delivered in connection with the Bridge Loans, on a pro-rata basis, by pledging or creating or causing to be pledged or created in favor of the Holder and such other holders a perfected, first priority lien on and security interest in all tangible and intanglible personal property of the Maker, including its interest in any intellectual property. If requested by the Holder, the Maker will create such security interest and lien by executing and delivering such agreements, instruments, financing statements and documents necessary or reasonably required to effectuate the purposes of this paragraph 8; provided, however, Maker shall not be required to create a first lien on any tangible property for which a security interest (including a personal guarantee) exists as of the date hereof.

8.
Transfer of Note.  This Note is in registered form and is not transferable except in compliance with the Act and applicable state law, provided however, that the holder hereof may transfer a portion of this Note to a stockholder of the Company with the consent of the Company, which shall not be unreasonably withheld. Upon any such transfer, the Company will, at its expense, prepare new Notes in the denominations indicated by the holder hereof, deliver such new Notes as instructed by the holder and make appropriate entries on the Notes registry maintained at the Company's offices. The Company may treat the person in whose name this Note is registered on the Note registry maintained at such office as the owner hereof for all purposes and the Company shall not be affected by any notice to the contrary. The parties hereto, including the Company and all endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. The Holder will be entitled to receive, in addition to any other remedies at law or in equity, all costs in connection with the collection and enforcement of this Note (including reasonable attorney's fees.

9.
Notice.  Any notice required hereunder shall be sent to the address stated below of the applicable party and shall be deemed to be given as of the day actually received if delivered by hand or if by a nationally recognized overnight mail service or courier, or on the fifth business day following deposit, certified mail and return receipt requested, with the U.S. Mail service, postage prepaid.

10.
Severability.  If it is determined that any of the provisions of this Note, including, without limitation, any of the covenants and agreements contained herein, or any part thereof is invalid or unenforceable, the remainder of the provisions of this Note shall not thereby by affected and shall be given full effect without regard to the invalid portions.

11.
Governing Law.  The laws of the State of New York shall govern this Note without giving effect to the conflicts of laws principles thereof.

    IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by duly authorized representatives of the Company.

ATTEST:	FASTVOICE.COM INC.
[ILLEGIBLE]	By: [ILLEGIBLE]
Its: CEO Address: 1824 E. Madison Seattle, WA 98122
ATTEST:
/s/ PATTY N. CHAVIS
Address of Holder Choice Entertainment Corp. 121 Vine Street Suite 1903 Seattle, WA 98121

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FASTVOICE.COM Senior Secured Convertible Promissory Note